UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  April 27, 2021

Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, Cytokinetics, Incorporated (“Cytokinetics”) and Astellas Pharma Inc. (“Astellas”) agreed to extend the research term under their License and Collaboration Agreement for Other Skeletal Sarcomere Activators, dated April 23, 2020, by and between Cytokinetics and Astellas, as amended (the “Agreement”). The research term, which was originally scheduled to expire on December 31, 2020, was extended through and set to expire on March 31, 2021. On April 27, 2021, Cytokinetics received written notice of termination from Astellas of the Agreement, which is effective as of November 1, 2021.

Under the terms of the Agreement, Astellas received exclusive rights to co-develop and commercialize skeletal sarcomere activators (other than fast skeletal regulatory activator (“FSRA”) compounds and products) in all indications, subject to certain development and commercialization rights of Cytokinetics; Cytokinetics had the right to co-promote and conduct certain commercial activities in the U.S., Canada and/or Europe under agreed scenarios. If development candidates were identified and advance in clinical research, the Agreement contained provisions related to shared development roles between Cytokinetics and Astellas, and opportunities for Cytokinetics to co-invest and/or co-promote under certain conditions. In the case of molecules taken forward solely by Astellas, Cytokinetics would have received development and regulatory milestones of $25 to $35 million per product, up to $250 million for all products, except under certain scenarios, commercial milestones of up to $200 million, and royalties that ranged from a mid-single digit level to low double-digits. In the event of co-investment by Cytokinetics and approvals in certain indications, Cytokinetics would have received royalties ranging from mid-to-high double digits (not to exceed an incremental rate in the mid-twenties).

Pursuant to the terms of the Agreement, upon the effective date of the termination, all licenses and other rights granted to Astellas under the Agreement will terminate.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and the letter agreement related thereto, copies of which have been previously filed as (i) Exhibit 10.4 to Cytokinetics’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2020 and (ii) Exhibit 10.61 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on February 26, 2021, and such disclosure is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: April 30, 2021	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer